AMENDMENT NO. 1 TO SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION
                  14(C) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                                 TECHLABS, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 TECHLABS, INC.

                            NOTICE OF ACTION TAKEN BY
                     WRITTEN CONSENT OF MAJORITY SHAREHOLDER

DEAR SHAREHOLDERS:

     We are writing to advise you that Techlabs, Inc. will:

     *    Elect of one (1) director to the Board of Directors;


     * Ratify the appointment of Rodefer Moss & Co PLLC as our independent auditors for fiscal 2002;


     *    Approve an amendment to our Articles of Incorporation to:

          - increase the number of authorized shares of our common stock to 5,000,000,000 shares,

          - create a class of preferred stock, par value $.001 per share, consisting of 10,000,000 shares. The shares of preferred stock may be created and issued from time to time in such series and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors without further shareholder approval, and

          - in conjunction with the creation of this class of "blank check" preferred stock, designate a series of that new class of preferred stock consisting of 225,000 shares as Class C Preferred,

all as further described in this information statement. These actions were approved on June , 2002 by our Board of Directors. In addition, shareholders holding a majority of our issued and outstanding voting securities approved these actions by written consent in lieu of an annual meeting on June , 2002 in accordance with the relevant sections of the Florida Business Corporations Act. The election of one director to our Board of Directors and the ratification of our independent auditors will be effective 20 days after this information statement is first mailed to our shareholders. The amendments to our Articles of Incorporation increasing the number of our authorized shares of common stock, creating a class of "blank check" preferred stock and designating 225,000 shares of the newly created preferred stock as Class C Preferred stock will not be effective until after we file Articles of Amendment to our Articles of Incorporation with the Florida Secretary of State. We intend to file the Articles of Amendment 20 days after the date this information statement is first mailed to our shareholders.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1 This information statement is first mailed to you on or about July , 2002.

     Please feel free to call us at 865-368-6344 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Techlabs.

                                            For the Board of Directors of
                                            TECHLABS, INC.

                                            /s/ Jayme Dorrough
                                            -------------------------
                                            Jayme Dorrough, President

                                 TECHLABS, INC.

                               8905 Kingston Pike
                                    Suite 307
                           Knoxville, Tennessee 37923

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY SHAREHOLDER
                          IN LIEU OF AN ANNUAL MEETING

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

     This Information Statement is being furnished to the shareholders of Techlabs, Inc. to provide you with information and a description of actions taken by written consent of the holder of a majority of our issued and outstanding voting securities in lieu of an annual meeting on June , 2002 in accordance with the relevant sections of the Florida Business Corporations Act. These actions were taken by one shareholder who individually owns in excess of the required majority of our outstanding voting securities necessary for the adoption of these actions.

     The elimination of the need for an meeting of shareholders to approve these actions is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     On June , 2002 our Board of Directors unanimously approved, subject to shareholder approval, the following actions:

Proposal 1.

          The election of one (1) director to the Board of Directors.

Proposal 2.

          The ratification of the appointment of Rodefer Moss & Co PLLC as our independent auditors for fiscal 2002.

Proposal 3.

          The approval of an amendment to our Articles of Incorporation to:

          - increase the number of authorized shares of our common stock to 5,000,000,000 shares,

          - create a class of preferred stock, par value $.001 per share, consisting of 10,000,000 shares. The shares of preferred stock may be created and issued from time to time in such series and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors without further shareholder approval, and

          - in conjunction with the creation of this class of "blank check" preferred stock, we will designate a series of this newly created class of preferred stock consisting of 225,000 shares as Class C Preferred.

     The full text of the Articles of Amendment to our Articles of Incorporation is attached to this information statement as Exhibit A.

     Our voting securities are comprised of our common stock and our Class A Special Preferred Stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our shareholders. The holders of our Class A Special Preferred Stock are also entitled to vote on matters submitted to our shareholders, with three votes for each share of our Class A Special Preferred Stock held by such shareholder. On June , 2002, Yucatan Holding Company, which owns in the aggregate 137,500 shares of our common stock and 8,330,000 shares of our Class A Special Preferred Stock, representing approximately 63.8% of our outstanding voting securities, approved these actions by written consent. Jayme Dorrough, our sole officer and director, is the sole officer, director and beneficial owner of Yucatan Holding Company.

     This information statement is first being mailed on or about July , 2002 to shareholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     Pursuant to applicable Florida law, we are required to provide notice within 10 days of the taking of the corporate actions without a meeting to the shareholders of record who have not consented in writing to such actions. Inasmuch as we will have provided this information statement to our shareholders of record on June , 2002, this information statement fulfills the notice requirements of applicable Florida law and no additional action will be undertaken pursuant to such written consents.

No dissenters' rights under Florida law are afforded to our shareholders as a result of the taking of the corporate actions described in this information statement.

     The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANGAEMENT

     As of May 31, 2002, there were 1,897,680 shares of our common stock and 12,500,000 shares of our Class A Special Preferred Stock issued and outstanding. These securities represent all of our issued and outstanding voting securities. Each share of common stock is entitled to one vote, and each share of Class A Special Preferred Stock is entitled to three votes, on all matters submitted to our shareholders for a vote, and the both classes of these securities vote together as one class.

     The following table contains information regarding beneficial ownership of our common stock as of May 31, 2002 held by:

     * persons who own beneficially more than 5% of our outstanding voting securities,

     *    our directors,

     *    named executive officers, and

     *    all of our directors and officers as a group.

     A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from May 31, 2002, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ois determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 8905 Kingston Pike, Suite 307, Knoxville, Tennessee 37923. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our voting securities beneficially owned by them.

                                                                                            Percent of Voting Control(1)
Title of             Name of                      Amount and Nature of      Percentage      ----------------------------
Class                Beneficial Owner             Beneficial Ownership       of Class       Current    On Effective Date
---------            ----------------             --------------------      ----------      -------    -----------------
Common Stock
                     Jayme Dorrough (2)                   137,500                7.2%        63.8%            79.8%
                     All executive officers
                       and directors as a
                       group (one person)(2)              137,500                7.2%        63.8%            79.8%
                     Yucatan Holding
                       Company (2)                        137,500                7.2%        63.8%            79.8%
                     Thomas J. Taule (3)                  137,500                7.2%        32.1%            18.0%

Class A Special
Preferred Stock

                     Jayme Dorrough (2)                 8,330,000               66.6%        63.8%            79.8%
                     All executive officers
                       and directors as a
                       group (one person)(2)            8,330,000               66.6%        63.8%            79.8%
                     Thomas J. Taule (3)                4,170,000               33.3%        32.1%            18.0%
                     Yucatan Holding
                        Company(2)                      8,330,000               66.6%        63.8%            79.8%

Class C
Preferred Stock (4)

                     Jayme Dorrough (2)                   225,000                100%          n/a            79.8%
                     All executive officers
                       and directors as a
                       group (one person)(2)              225,000                100%          n/a            79.8%
                     Yucatan Holding
                        Company(2)                        225,000                100%          n/a            79.8%

(1) Percentage of Voting Control Current is based upon the number of issued and outstanding shares of our common stock and shares of our Class A Special Preferred Stock at May 31, 2002. At May 31, 2002 the holders of our outstanding shares of common stock and Class A Special Preferred Stock were entitled to an aggregate of 39,397,680 votes at any meeting of our shareholders, which includes 1,897,680 votes attributable to the outstanding shares of common stock and 37,500,000 votes attributable to the outstanding shares of Class A Special Preferred Stock.

     Percentage of Voting Control on Effective Date gives proforma effect to the issuance of an additional 1,700,000 shares of our common stock and 225,000 shares of our Series C Preferred Stock. Each share of Series C Preferred Stock will entitle the holder to 150 votes at any meeting of our shareholders and such shares will vote together with our common shareholders and the holders of our Class A Special Preferred Stock.

(2) Mrs. Dorrough, our sole officer and director, is the sole officer and director of Yucatan Holding Company. All shares owned of beneficially by Mrs. Dorrough are owned of record by Yucatan Holding Company. The 137,500 shares of common stock and 8,330,000 shares of Class A Special Preferred Stock (which is entitled to 24,990,000 votes) are aggregated together in determining the Percent of Voting Control Current held by Mrs. Dorrough through Yucatan Holding Company. The Percentage of Voting Control on Effective Date gives proforma effect to the issuance of 850,000 shares of common stock and 225,000 shares of Series C Preferred Stock (which is entitled to 33,750,000 votes) which we will issue it upon the filing of our Articles of Amendment to our Articles of Incorporation described in Proposal 3 hereof. See "Certain Relationships and Related Transactions" and "Interest of Officers and Directors in Matters to be Acted Upon" below.

(3) Mr. Taule served as our president and CEO from April 2000 until February 2002. His address is 1861 North Federal Highway, #146,, Hollywood, Florida 33020. The 137,500 shares of common stock and 4,170,000 shares of Class A Special Preferred Stock (which is entitled to 12,510,000 votes) are aggregated together in determining the Percent of Voting Control Current held by Mr. Taule. The Percentage of Voting Control on Effective Date gives proforma effect to the issuance of 850,000 shares of common stock which may be issued to Mr. Taule. See "Certain Relationships and Related Transactions" and "Interest of Officers and Directors in Matters to be Acted Upon" below.

(4) There are currently no shares of Series C Preferred Stock issued and outstanding. The information for the Series C Preferred Stock gives effect to the creation and issuance of these securities as discussed in Proposal 3, "Certain Relationships and Related Transactions" and "Interest of Officers and Directors in Matters to be Acted Upon" describe elsewhere in this information statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the three months ended March 31, 2002, Yucatan Holding Company provided cash advances totaling $1,200 to meet our operational needs. At March 31, 2002 and 2001, advances by our shareholders to meet our operational needs, net of our offset of $40,000 against amounts owed Mr. Taule as described below, cumulatively totaled $341,891 and $380,691, respectively. As described in Proposal 3, Yucatan Holding Company intends to convert $200,000 of the amount due it by us into shares of the to-be-created Class C Preferred Stock following the filing of the Articles of Amendment described in Proposal 3 creating such securities.

     In May 2002 we discovered that in January 2002 Thomas J. Taule, our former president, had sold certain investment securities we owned without our consent, and had failed to disclose the transaction to us either prior to his resignation or thereafter. We have offset the proceeds of $40,000 received by him from this unauthorized transaction as a reduction in the long-term note payable to shareholders in the original principal amount of $45,000 due him by Techlabs. The asset was a long term investment held by us with a historical cost of $50,000 and which appeared on our balance sheet as investment securities. The asset was not used in our operations and has no material effect on our continuing operations. We are engaged in discussions with our former president and other attendant parties to the transaction regarding the facts and circumstances surrounding this matter, and we are also attempting to ascertain if the amount received by our former president from the sale of this asset approximated its fair value. If we determine that the asset was worth more than it was sold for, we will pursue the deficiency with our former president.

     During fiscal 2001 each of Yucatan Holding Company and Thomas J. Taule returned an aggregate of 1,500,000 shares of our common stock to the treasury (750,000 shares each), which such shares were cancelled and returned to the status of authorized but unissued shares as a contribution to capital by these shareholders. These transactions were facilitated to assure that we had a sufficient number of authorized but unissued shares of common stock and, as a result of the number of preferred shares held by each party, did not affect the voting control of our company. In conjunction with these transactions, our Board of Directors agreed that at such time as we had filed an amendment to our Articles of Incorporation increasing the number of authorized shares of our common stock that we would issue each of Yucatan Holding Company and Mr. Taule 750,000 shares of common stock to replace the shares which had been returned to treasury and an additional 100,000 shares each of cstock as consideration for the earlier contribution to capital by these shareholders. We also granted these shareholders demand registration rights covering these shares. On the date we file our Articles of Amendment to our Articles of Incorporation as described later in this information statement under Proposal 3 increasing the number of our authorized shares of common stock we will issue Yucatan Holding Company 850,000 shares of our common stock. Following the filing of the Articles of Amendment to our Articles of Incorporation discussed in Proposal 3, we may issue Mr. Taule up to an additional 850,000 shares of our common stock based upon the outcome of our investigation as to the fair value of the Company's asset sold by Mr. Taule as described herein. We do not presently know how many of the 850,000 shares, if any, that we will issue Mr. Taule as our investigation into the fair value of the asset is incomplete at this time. However, for the purposes of this information statement, we have assumed that all 850,000 shares will be issued.

                                       5A

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR

     Currently, there is one member of the Board of Directors, Mrs. Jayme Dorrough. Directors are elected at each annual shareholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. On June , 2002 the majority shareholder approved the election of Mrs. Dorrough as the sole director of Techlabs, to serve until the next annual meeting of shareholders or her earlier resignation, removal or death. Mrs. Dorrough, who as served as a director of Techlabs since December 2000, is the sole officer, director and beneficial owner of Yucatan Holding Company, our majority shareholder which approved her election as the sole director of Techlabs together with the other actions described in this information statement.

     Information regarding Mrs. Dorrough is as follows:

     Name                    Age         Position
     ----                    ---         --------
     Jayme Dorrough          34          President, Secretary and sole director

     Jayme Dorrough. Mrs. Dorrough has been a member of our board of directors since December 2000, and has served as our president and secretary since February 2001. Since 1994 Mrs. Dorrough has been president and the principal of Yucatan Holding Company, a diversified holding company with interests in various companies. Yucatan Holding Company is our principal shareholder.

Attendance at Meetings

     The actions of Board of Directors during the year ended December 31, 2001 were taken by written consent in lieu of meetings. Each director gave written consent to all such actions.

Committees

     There are no committees of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(d) of the Exchange Act during the fiscal year ended December 31, 2001, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by
Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2001, except Mr. Thomas J. Taule, who served as our president and CEO and a member of our Board of Directors from April 2000 until February 2002, and Mrs. Dorrough. Mrs. Dorrough has subsequently filed the appropriate Form 4s, correcting a ministerial oversight.

Executive Compensation

                           Summary Compensation Table

     The following table sets forth certain information relating to the compensation of (i) our Chief Executive Officer; and (ii) each of our executive officers who earned more than $100,000 during the three most recent fiscal years (collectively, the "Named Executive Officers").

                                 ANNUAL                                LONG-TERM
                              COMPENSATION                        COMPENSATION AWARDS
                      --------------------------       ---------------------------------------------
NAME, PRINCIPAL                                        OTHER ANNUAL      RESTRICTED   OPTIONS ALL OTHER
POSITION              YEAR      SALARY     BONUS       COMPENSATION      STOCK AWDS     COMPENSATION
--------              ----      ------     -----       ------------      ----------     ------------
Thomas J. Taule (1)   2001      $150,000    -0-             -0-              -0-            (2)
                      2000      $ 42,500    -0-             -0-              -0-            -0-


(1) Mr. Taule served as our president and CEO from April 2000 until February
2002.

(2) Mr. Taule received 10,000 shares as compensation for his services on our Board of Directors during fiscal 2001 which were valued at $33,800.

                            Stock Option Information

     The following table sets forth certain information with respect to stock options granted in fiscal 2001 to the Named Executive Officers.

                  Option Grants in Year Ended December 31, 2001

                                                       INDIVIDUAL GRANTS
                                        ----------------------------------------------
                    NO. OF SECURITIES    % OF TOTAL OPTIONS
                       UNDERLYING       GRANTED TO EMPLOYEES   EXERCISE    EXPIRATION
NAME                 OPTIONS GRANTED       IN FISCAL YEAR       PRICE         DATE
----                -----------------   --------------------   --------   ------------
Thomas J. Taule (1)      180,000                62.1%             0.00    1/06 through
                                                                             11/06

(1) Mr. Taule served as our president and CEO from April 2000 until February 2002. These options were granted at various time during fiscal 2001 under our 1999 Stock Option Plan to Mr. Taule as compensation in lieu of the cash compensation due under his employment agreement.

           Aggregate Option Exercises in Year Ended December 31, 2001
                           and Year-End Option Values

                                                NO. OF SECURITIES
                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       SHARES                        OPTIONS AT             IN-THE-MONEY OPTIONS AT
                      ACQUIRED                   DECEMBER 31, 2001            DECEMBER  31,2001(1)
                         ON       VALUE     ---------------------------   ----------------------------
NAME                  EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                  --------   --------   -----------   -------------   -----------    -------------
Thomas J. Taule (1)    180,000   $138,050        0          0                 n/a            n/a


(1) Mr. Taule served as our president and CEO from April 2000 until February
2002.

Directors' Compensation

     No cash fees are paid for services rendered to us by members of our Board of Directors in their capacity as a director. In January 2001 we issued each of Thomas J. Taule, Barry A. Rothman and Jayme Dorrough, our then current directors, 10,000 shares of our common stock as compensation for their services on our Board of Directors which were valued at $33,800.

     Under our 1999 Stock Incentive Plan each non-employee director who first joins the Board after our initial public offering will receive a one-time grant of a non-qualified stock option for 20,000 shares of our common stock which will be exercisable in 36 equal instalments at monthly intervals commencing on the date of grant. Thereafter, beginning the year after our initial public offering, after the conclusion of each regular annual meeting of our shareholders, each outside director who continues serving as a member of our Board of Directors will receive a grant of a non-qualified stock option for 5,000 shares of our common stock. We have not undertaken an initial public offering of our securities and we do not contemplate that one will occur in the foreseeable future. Accordingly, no such options have been granted.

Employment Agreements

     We have no employment agreement with Mrs. Dorrough. Since February 2002 she has served as our president, providing part-time services to us at a cost of $18,000 per annum. We were a party to an employment agreement with Thomas J. Taule who previously served as our president and CEO which provided for an annual salary of $150,000. Mr. Taule resigned his position in February 2002. As a result of Mr. Taule's resignation, the employment agreement was terminated without cost to us.

                                   PROPOSAL 2

            RATIFICATION OF THE APPOINTMENT OF RODEFER MOSS & CO PLLC
                       AS INDEPENDENT AUDITORS OF TECHLABS

     Rodefer Moss & Co PLLC has been our independent auditors since January, 2001. Prior thereto, our independent auditors were Reel & Swafford, P.C., which such firm was merged into Rodefer Moss & Co PLLC in 2001. On June , 2002, our Board of Directors and our majority shareholder approved the continued appointment of Rodefer Moss & Co PLLC for fiscal 2002.

Audit Fees

     Audit and accounting services of Rodefer Moss & Co PLLC during 2001 included the examination of the consolidated financial statements of Techlabs and services related to filings with the SEC. Rodefer Moss & Co PLLC billed us $16,000 in audit fees for its services during fiscal 2001.

Financial Information Systems Design and Implementation Fees

     We did not engage Rodefer Moss & Co PLLC to provide any financial information systems design and implementation services for us during fiscal 2001 and, accordingly, did not pay that firm any compensation for such services.

All Other Fees

     We did not engage Rodefer Moss & Co PLLC to provide any other services to us, other than the audit services described above, for us during fiscal 2001.


                                   PROPOSAL 3
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                COMMON STOCK TO 5,000,000,000, TO CREATE A CLASS
               OF PREFERRED STOCK CONSISTING OF 10,000,000 SHARES
                  AND TO DESIGNATE A SERIES OF PREFERRED STOCK
                          CONSISTING OF 225,000 SHARES

     On June , 2002 our Board of Directors and the holder of a majority of our issued and outstanding voting securities adopted an amendment to our Articles of Incorporation which :

     * increased the number of shares of common stock we are authorized to issue from 2,500,000 shares to 5,000,000,000 shares, and

     * created a class of preferred stock, par value $.001 per share, consisting of 10,000,000 shares which is issuable from time to time in such series and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors without further shareholder approval. In conjunction with the creation of this class of "blank check" preferred stock, we will designate a series consisting of 225,000 shares as Class C Preferred.

Increase in number of authorized shares of common stock

     As of June , 2001, we had 1,897,680 shares of common stock outstanding out of 2,500,000 authorized shares. Our Board of Directors believes that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock in possible future financings, stock dividends or distributions, acquisitions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special shareholders' meeting.

     We currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any of the additional shares of common stock which would be authorized by the amendment, other than the issuance of 850,000 shares of our common stock to Thomas J. Taule, a former officer and director of Techlabs, and 850,000 shares of common stock to Yucatan Holding Company, our principal shareholder. During fiscal 2001 each of Yucatan Holding Company and Thomas J. Taule returned an aggregate of 1,500,000 shares of our common stock to the treasury (750,000 shares each). These shares were cancelled and returned to the status of authorized but unissued shares as a contribution tcapital by these shareholders. These transactions were facilitated to assure that we had a sufficient number of authorized but unissued shares of common stock and, as a result of the number of shares of Special Class A Preferred Stock held by each shareholder, did not affect the voting control of our company. We agreed to reissue these shares to the shareholders at such time as we had sufficient authorized common stock, and to issue each of these shareholders 100,000 shares of our common stock as additional consideration for the earlier contribution to capital by these shareholders. On the date we file our Articles of Amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock we will issue Yucatan Holding Company 850,000 shares of our common stock. Following the filing of the Articles of Amendment to our Articles of Incorporation, we may issue Mr. Taule up to an additional 850,000 shares of our common stock based upon the outcome of our investigation as to the fair value of the Company's asset sold by Mr. Taule as described herein under "Certain Relationships and Related Transactions." We do not presently know how many of the 850,000 shares, if any, that we will issue Mr. Taule as our investigation into the fair value of the asset is incomplete at this time. However, for the purposes of this information statement, we have assumed that all 850,000 shares will be issued.

     Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our shareholders, future issuance of common stock could have a dilutive effect on existing shareholders. Common shareholders are not now, and will not be, entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

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

Creation of "blank check" preferred stock

     Our Articles of Incorporation, as amended, presently provide that we are authorized to issue 10,000,000 shares of preferred stock, par value $.001 per share and 25,000,000 shares of special preferred stock, par value $.001 per share (the "Special Preferred Stock"). Of the 25,000,000 shares of Special Preferred Stock, 12,500,000 shares have been previously designated Class A Special Preferred Stock.

     The Articles of Amendment to our Articles of Incorporation will also create a class of "blank check" preferred stock consisting of 10,000,000 shares. This class of preferred stock will differ from our existing 12,500,000 shares of Special Class A Preferred Stock and Special Preferred Stock which have fixed designations, rights and preferences. The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of the series of which are determined by our Board of Directors from time to time. The authorization of such blank check preferred stock permits our Board of Directors to authorize and issue preferred stock from time to time in one or more series in their sole discretion. Subject to our Articles of Incorporation, as amended, and the limitations prescribed by law or any stock exchange or national securities association trading system on which our securities may then be listed, the Board of Directors is expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The Board of Directors is required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of Techlabs and our shareholders.

     Our Board of Directors believes the creation of the "blank check" preferred stock will provide us with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, the issuance for cash as a means of obtaining capital for use by us, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. The Board of Directors could, among other things, create a series of preferred stock, which is convertible into common stock either on a fixed basis or on a floating conversion price basis.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of Techlabs by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Techlabs.

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

Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise. The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of Techlabs by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be deemed by the shareholders to be generally favorable.

     Our Board of Directors has no immediate plans, understandings, agreements or commitments to issue any preferred stock other than the Class C Preferred Stock to Yucatan Holding Company as described below.

Creation and issuance of Class C Preferred Stock

     In conjunction with the creation of the class of "blank check" preferred stock, we will designate 225,000 shares of the authorized 10,000,000 shares as Class C Preferred Stock. The designations, rights and preferences of the Class C Preferred Stock will include:

     *    the stated value of each share will be $ 0.001 per share,

     * the shares will not redeemable without the consent of the holders of a majority of the issued and outstanding shares of Class C Preferred Stock,

     * each share of Class C Preferred Stock will be convertible into shares of our common stock at the option of Techlabs at a conversion price to be established by the holder and Techlabs at the time of conversion,

     *    the shares of Class C Preferred Stock will not pay any dividends,

     * each share of Class C Preferred Stock will entitle the holder to 150 votes on all matters submitted to our shareholders for a vote, and the Class C Preferred Stock will vote together with our common stock and our Special Class A Preferred Stock as one class, and

     * so long as the shares of Class C Preferred Stock are outstanding, we will not be able to take certain actions without the approval of the holders of a majority of the issued and outstanding shares, including:

          - sell, convey, or otherwise dispose of or encumber all or substantially all of our property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of Techlabs is transferred or disposed of;

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

          - alter or change the rights, preferences or privileges of shares of Class C Preferred Stock;

          - increase or decrease the total number of authorized shares of Class C Preferred Stock;

          - authorize or issue, or obligate our company to issue, any other equity security, including any other security convertible into or exercisable for any equity security having rights, preferences or privileges over, or being on a parity with or similar to, the Class C Preferred Stock;

          - redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of our securities;

          -    amend our articles of incorporation or bylaws;

          -    change the authorized number of our directors; or

          - declare, order or pay any dividends on any class of our securities.

     Yucatan Holding Company is our principal shareholder and its sole officer director and beneficial owner is Jayme Dorrough. Mrs. Dorrough is our sole officer and director. From time to time Yucatan Holding Company has provided funds to us to meet our operational needs. Immediately upon the filing of the Articles of Amendment to our Articles of Incorporation creating such series, we will issue all 225,000 shares of Series C Preferred Stock to Yucatan Holding Company. These shares will be issued in satisfaction of $200,000 of the amounts due Yucatan Holding Company by us (see "Certain Relationships and Related Transactions" above), and as consideration for Yucatan Holding Company providing us with a line of credit. Under this commitment, Yucatan Holding Company will advance us up to $250,000 for operating expenses on an unsecured basis at such time and in such amounts as may be requested by our Board of Directors and agreed upon by Yucatan Holding Company. We will pay Yucatan interest at the rate of 8% per annum.

General

     While this amendment to our Articles of Incorporation may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, it may encourage persons seeking to acquire Techlabs to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interest.

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

     These amendments to our Articles of Incorporation will not be effective until we file Articles of Amendment to our Articles of Incorporation with the Florida Secretary of State. We intend to file the Articles of Amendment 20 days after the date this information statement is first mailed to our shareholders.

                         DISSENTERS' RIGHTS OF APPRAISAL

     No action was taken in connection with the proposals by the Board of Directors or the voting shareholder for which the Florida Business Corporation Act, our Articles of Incorporation, as amended, or our Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.

         INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

     Jayme Dorrough, our sole officer and director, is the sole officer, director and beneficial owner of Yucatan Holding Company, one of our shareholders which controls approximately 63.8% of our voting securities prior to the actions discussed herein. Yucatan Holding Company's ownership interest includes 137,500 shares of our common stock, which is entitled to one vote per share, and 8,330,000 shares of our Special Class A Preferred Stock, which is entitled to three votes per share, on matters submitted to a meeting of our shareholders. Following the filing of the Articles of Amendment discussed in Proposal 3, Yucatan Holding Company will be issued 225,000 shares of our new Class C Preferred Stock which entitles the holder to 150 votes per share, as well as 850,000 shares of common stock. As a result of these issuances, Yucatan Holding Company's voting control will be increased to approximately 80%.

     Thomas J. Taule served as our president, CEO and member of our Board of Directors from April 2000 until February 2002. He currently owns of record 137,500 shares of our common stock, which is entitled to one vote per share, and 4,170,000 shares of our Special Class A Preferred Stock, which is entitled to three votes per share, on all matters submitted to a meeting of our shareholders, which represents approximately 32% of our voting securities. Following the filing of the Articles of Amendment to our Articles of Incorporation discussed in Proposal 3, we may issue Mr. Taule up to an additional 850,000 shares of our common stock based upon the outcome of our investigation as to the fair value of the Company's asset sold by Mr. Taule as described herein in "Certain Relationships and Related Transactions." Because we do not know if any additional shares of common stock will ultimately be issued to Mr. Taule, for purposes of assuming voting control after giving effect to the issuances of our securities contemplated herein we have assumed that all 850,000 shares will be issued to Mr. Taule and following the filing of the Articles of Amendment Mr. Taule's voting control will be reduced to approximately 18%.

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                     ANNUAL REPORTS AND WHERE YOU CAN OBTAIN
                             ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800- SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

     Our Annual Report on Form 10-KSB/A and its consolidated financial statements for the year ended December 31, 2001 accompanies this information statement. Our Annual Report on Form 10-KSB/A for the year ended December 31, 2001 will also be made available (without exhibits), free of charge, to interested shareholders upon written or oral request to Investor Relations, Techlabs, Inc., 8905 Kingston Pike, Suite 307, Knoxville, TN 37923, telephone 865-368-3644.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

     The shareholder intending to present a proposal to be included in our proxy statement for our 2003 annual meeting of shareholders must deliver a proposal in writing to our executive offices no later than December 31, 2002.

                                            TECHLABS, INC.

                                            By: /s/ Jayme Dorrough
                                            -------------------------
                                            Jayme Dorrough, President

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